                          HARRAH'S ENTERTAINMENT, INC.
                                  SUBSIDIARIES

                                                  Jurisdiction     Percentage
                                                       of              of         Date of
Name                                              Incorporation     Ownership  Incorporation
----                                              -------------     ---------  -------------
Aster Insurance Ltd.                                Bermuda           100%        02/06/90
HEI Acquisition Corp. II                            Nevada            100%        07/22/98
Harrah's Operating Company, Inc.                    Delaware          100%        08/08/83
      Dusty Corporation                             Nevada            100%        07/02/98
      Harrah South Shore Corporation                California        100%        10/02/59
      Harrah's - Holiday Inns of New Jersey, Inc.   New Jersey        100%        09/19/79
      Harrah's Alabama Corporation                  Nevada            100%        09/09/93
      Harrah's Arizona Corporation                  Nevada            100%        01/26/93
      Harrah's Asia Development Company             Nevada            100%        09/20/96
      Harrah's Asia Investment Company              Nevada            100%        09/20/96
      Harrah's Asia Management Company              Nevada            100%        09/20/96
      Harrah's Atlantic City, Inc.                  New Jersey        100%        02/13/79
      Harrah's Aviation, Inc.                       Tennessee         100%        03/11/63
      Harrah's California Corporation               Nevada            100%        02/02/94
      Harrah's Crescent City Investment Company     Nevada            100%        03/28/97
      Harrah's Huntington Corporation               W. Virginia       100%        03/03/95
      Harrah's Illinois Corporation                 Nevada            100%        12/18/91
         Van Buren Leasing Corporation(1)           Nevada            100%        08/30/96
      Harrah's Indiana Casino Corporation           Nevada            100%        09/09/93
      Harrah's Indiana Management Corporation       Nevada            100%        09/09/93
      Harrah's Interactive Entertainment            Nevada            100%        09/21/94
         Company
      Harrah's Interactive Investment Company       Nevada            100%        09/21/94
      Harrah's Kansas Casino Corporation            Nevada            100%        11/12/93
         HPB Corporation                            Kansas            100%        11/13/97
      Harrah's Las Vegas, Inc.                      Nevada            100%        03/21/68
      Harrah's Laughlin, Inc.                       Nevada            100%        07/10/87
      Harrah's Louisiana Investment Company         Nevada            100%        10/22/98
      Harrah's Management Company                   Nevada            100%        04/07/83
      Harrah's Marketing Services Corporation       Nevada            100%        08/21/97
      Harrah's Maryland Heights Corporation         Nevada            100%        07/30/93
      Harrah's Maryland Heights LLC(2)              Delaware           99%        10/16/95
      Harrah's Maryland Heights Operating Company   Nevada            100%        06/20/95
      Harrah's Michigan Corporation                 Nevada            100%        06/15/93
      Harrah's Minnesota Corporation                Nevada            100%        10/20/92
      Harrah's NC Casino Company, LLC(3)            North Carolina     99%        04/21/95
      Harrah's New Jersey, Inc.                     New Jersey        100%        09/13/78
      Harrah's New Orleans Management Company       Nevada            100%        05/21/93
      Harrah's New Zealand Inc.                     Nevada            100%        02/18/92
      Harrah's-North Kansas City Corporation        Nevada            100%        02/23/93
      Harrah's of Jamaica, Ltd.                     Bahamas           100%        07/12/85
      Harrah's Pennsylvania Development Co.         Nevada            100%        05/18/94
      Harrah's Pittsburgh Management Company        Nevada            100%        06/08/94
      Harrah's Red River Corporation                Nevada            100%        08/05/96
      Harrah's Reno Holding Company, Inc.           Nevada            100%        02/23/88

                          HARRAH'S ENTERTAINMENT, INC.

                                                  Jurisdiction     Percentage
                                                       of              of         Date of
Name                                              Incorporation     Ownership  Incorporation
----                                              -------------     ---------  -------------
      Harrah's Shreveport Investment                Nevada            100%        04/23/92
         Company, Inc.
      Harrah's Shreveport Management                Nevada            100%        04/23/92
         Company, Inc.
      Harrah's Skagit Valley Agency Corporation     Nevada            100%        11/08/95
      Harrah's Southeast Washington Casino          Nevada            100%        11/21/95
         Corporation
      Harrah's Southwest Michigan Casino            Nevada            100%        04/06/95
         Corporation
      Harrah's Travel, Inc.                         Nevada            100%        07/30/98
      Harrah's Tunica Corporation                   Nevada            100%        08/10/92
      Harrah's Vicksburg Corporation                Nevada            100%        07/13/92
      Harrah's Washington Corporation               Nevada            100%        02/03/94
      Harrah's West Virginia Corporation            W. Virginia       100%        03/03/95
      Harrah's Wheeling Corporation                 Nevada            100%        04/29/94
      Rio Hotel & Casino, Inc.                      Nevada            100%        06/14/88
         Rio Resort Properties, Inc.                Nevada            100%        09/04/87
         Rio Properties, Inc.                       Nevada            100%        02/24/92
            Cinderlane, Inc.                        Nevada            100%        12/29/94
                 Twain Avenue, Inc.                 Nevada            100%        08/08/97
            HLG, Inc.                               Nevada            100%        10/28/96
         Rio Leasing, Inc.                          Nevada            100%        09/10/96
         Rio Development Company, Inc.              Nevada            100%        08/28/96
         Rio Vegas Hotel Casino, Inc.               Nevada            100%        09/28/88
      Showboat, Inc.                                Nevada            100%        02/16/60
         Showboat Australia PTY Limited(4)          Australia          50%        08/11/93
         Ocean Showboat, Inc.                       New Jersey        100%        09/12/83
            Atlantic City Showboat, Inc.            New Jersey        100%        01/10/84
            Ocean Showboat Finance Corporation      New Jersey        100%        12/22/86
         Showboat Development Company               Nevada            100%        06/09/83
            Lake Pontchartrain Showboat, Inc.       Nevada            100%        03/18/93
            Showboat Canada, Inc.                   Canada            100%        06/28/93
                 Dion Showboat, Inc.                Canada            100%        06/28/93
            Showboat Grande, Inc.                   Nevada            100%        06/08/93
            Showboat Indiana, Inc.                  Nevada            100%        09/13/93
            Showboat LMI, Inc.                      Nevada            100%        07/26/94
            Showboat Louisiana, Inc.                Nevada            100%        05/18/93
            Showboat Missouri, Inc.                 Nevada            100%        07/26/94
            Showboat Mohawk, Inc.                   Nevada            100%        07/07/93
            Showboat New Hampshire, Inc.            Nevada            100%        07/26/94
            Showboat One, Inc.                      Nevada            100%        07/26/94
            Showboat Six, Inc.                      Nevada            100%        07/26/94
            Showboat Seven, Inc.                    Nevada            100%        07/26/94
            Showboat Eight, Inc.                    Nevada            100%        07/26/94
            Showboat Nine, Inc.                     Nevada            100%        07/27/94
            Showboat Ten, Inc.                      Nevada            100%        07/27/94
            Showboat Eleven, Inc.                   Nevada            100%        07/27/94
            Showboat Twelve, Inc.                   Nevada            100%        07/27/94
            Showboat Thirteen, Inc.                 Nevada            100%        07/27/94
            Showboat Fourteen, Inc.                 Nevada            100%        07/27/94
            Showboat Fifteen, Inc.                  Nevada            100%        07/27/94

                          HARRAH'S ENTERTAINMENT, INC.

                                                  Jurisdiction     Percentage
                                                       of              of         Date of
Name                                              Incorporation     Ownership  Incorporation
----                                              -------------     ---------  -------------
         Showboat Finance Corporation               Nevada            100%        05/10/94
         Showboat Intellectual Property, Inc.       Nevada            100%        01/25/94
         Showboat Land Company                      Nevada            100%        11/12/97
         Showboat Operating Company                 Nevada            100%        04/10/73
            Showboat Land LLC(5)                    Nevada              1%        11/04/97
      Trigger Real Estate Corporation               Nevada            100%        07/02/98
      Waterfront Entertainment and Development,     Indiana           100%        07/19/93
         Inc.

Subsidiaries of Partnerships
         East Chicago Second Century, Inc.(6)       Indiana                       03/16/94
         Showboat Marina Finance Corporation(7)     Nevada                        03/07/96
         Sydney Casino Management PTY Ltd.(8)       Australia                     06/09/93

Note:

(1) 100% owned by Des Plaines Development Limited Partnership of which Harrah's Illinois Corporation is 80% partner
(2) 99% Harrah's Operating Company, Inc., 1% Harrah's Maryland Heights Operating Company
(3)   99% Harrah's Operating Company, Inc., 1% Harrah's Management Company
(4)   50% Showboat, Inc., 50% Showboat Development Company
(5) 1% owned by Showboat Operating Company, 99% owned by Showboat Land Holding Limited Partnership
(6)   100% owned by Showboat Marina Partnership. Stock has not been issued.
(7)   100% owned by Showboat Marina Casino Partnership
(8) Owned by Showboat Leighton Partnership and is the nominee corporation for that partnership

Note:

Harrah's Operating Company. Inc. was formerly Embassy Suites, Inc. - name changed on 6/30/95.

Harrah's merged into Harrah's Operating Company, Inc. on 8/31/95.

Harrah's Club merged into Harrah's Operating Company, Inc. on 8/31/95.

Showboat, Inc. merged into HEI Acquisition Corp. on 6/1/98 and was the surviving entity.

                            PUBLIC COMPANY OWNERSHIP


Interactive Entertainment Limited(9)        Bermuda           35.5%     01/28/81
JCC Holding Company                         Delaware          43%       08/20/96
National Airlines, Inc.(11)                 Delaware          47.8%     04/12/95
Sodak Gaming, Inc.(12)                      South Dakota      14.1%     06/29/89
Star City Holdings Ltd.(13)                 Australia         24.6%
(fka Sydney Harbour Casino Holdings Ltd.)


(9)   Harrah's Operating Company, Inc., stockholder.
(10) Harrah's Crescent City Investment Company, stockholder. JCC Holding Company owns 100% of Jazz Casino Company, L.L.C., which operates the New Orleans casino.
(11) Harrah's Entertainment, Inc. owns 3,000,000 shares of common stock (23.9%) and Rio Hotel & Casino, Inc. owns 3,000,000 shares of common stock (23.9%) of National Airlines, Inc.
(12)  Harrah's Operating Company, Inc., stockholder.
(13)  Showboat Australia PTY Ltd., stockholder.